UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report April 4, 2018

Commission File Number: 001-37464

Cemtrex Inc.

(Exact name of small business issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

30-0399914

(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735

(Address of principal executive offices)

(631) 756-9116

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 2, 2018 the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) of Cemtrex Inc. (“Centrex” or the “Company”) was held. For more information about the proposals set forth, please see the Company’s 2018 Proxy Statement. On the record date of February 16, 2018 there were 10,553,522 shares of the Company’s common stock issued, outstanding and entitled to vote, 3,645,320 votes of the Company’s Series 1 Preferred Stock, and 10,659,057 votes of the Company’s Series A Preferred Stock held by Aron Govil, Executive Director of the Company, for a total of 24,857,899 voting shares. At the 2018 Annual Meeting, a total of 23,760,969 voting shares (for a quorum of 96%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2018 Annual Meeting.

Proposal 1 – Voting to elect five nominees to the Company’s Board of Directors (the “Board”) for a one-year term expiring at the 2019 Annual Meeting of Shareholders, or until their successors are elected and qualified:

	Number of shares
Nominee	For	Against	Broker Non-votes
Saagar Govil	17,275,743	383,360	6,101,866
Aron Govil	17,275,261	383,842	6,101,866
Raju Panjwani	17,545,664	113,349	6,101,866
Sunny Patel	17,546,092	113,111	6,101,866
Mitodi Filipov	17,545,742	113,361	6,101,866

Each nominee was elected by the Company’s shareholders, consistent with the recommendation from the Board.

Proposal 2 - Ratification of the Appointment of the Company’s Independent registered public accounting firm: Voting to ratify Green & Company as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2018:

●	For: 23,422,528
●	Against: 296,090
●	Abstain: 22,351

Proposal 2 was approved by the Company’s shareholders, consistent with the recommendation from the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: April 4, 2018	By:	/s/ Saagar Govil
	Name:	Saagar Govil
	Title:	President, CEO & Chairman of the Board

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